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                                                                    EXHIBIT 99.3

                               FIRST AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT

         This First Amendment to Registration Rights Agreement is made and entered into as of March 11, 1999 by and among ECOSCIENCE CORPORATION (the "Company"), a Delaware corporation and Cogentrix Delaware Holdings, Inc., a Delaware corporation ("CDH").

         WHEREAS, the Company and CDH have entered into a Registration Rights Agreement dated as of December 30, 1998 (the "Registration Rights Agreement");

         WHEREAS, the Company and CDH with to amend certain provisions of the Registration Rights Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment of Agreement. The references to the date "March 16, 1999" contained in Sections 2(a), 2(c) and 2(e)(i) of the Registration Rights Agreement are hereby deleted and replaced with the date "June 15, 1999."

2. Representation of CDH. CDH hereby represents that it is the sole owner of the Shares (as defined in the Registration Rights Agreement) and it has not transferred or assigned any of such Shares or its rights under the Registration Rights Agreement to any other party.

         IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment to Registration Rights Agreement as of the date first above written.

                                        ECOSCIENCE CORPORATION


                                    By:  /s/  J. KEVIN COBB
                                        ----------------------------------------
                                        Name:  J. Kevin Cobb
                                        Title:  Senior Vice President

                                        COGENTRIX DELAWARE HOLDINGS, INC.


                                    By:  /s/  THOMAS F. SCHWARTZ
                                        ----------------------------------------
                                        Name:  Thomas F. Schwartz
                                        Title:  Senior Vice President-Finance
                                                and Treasurer